                                                                      EX-99.p.11

                                 CODE OF ETHICS

                               THE OBERWEIS FUNDS
                         OBERWEIS ASSET MANAGEMENT, INC.
                            OBERWEIS SECURITIES, INC.

     This Code of Ethics (the "Code") has been adopted by the respective  Boards of Trustees or Directors of The Oberweis  Funds (the  "Trust"),  Oberweis  Asset
Management,   Inc.  (the   "Adviser")   and  Oberweis   Securities,   Inc.  (the
"Distributor").  The  standards  set  forth  in the  Code  are to be  viewed  as mandatory rather than as permissive.  In addition,  the Code is adopted to serve as the minimum  standard of conduct for  persons  having  access to  information regarding  the purchase and sale of portfolio  securities  by the Trust or other registered  investment  companies  for which the  Adviser  serves as  adviser or subadviser and other  non-investment  company clients  (collectively,  "Advisory
Clients").  Persons  subject to the Code must be mindful of the  fiduciary  duty which they owe to the Trust's  shareholders  and Advisory Clients to act, at all times, in the  shareholders'  and Advisory  Clients' best interest and to, among other things,  refrain from engaging in personal  securities  transactions which take unfair advantage of their  relationship to the Trust and Advisory  Clients.
Persons  subject  to the Code are also  subject to the  fiduciary  duties set by
Section 36(b) of the Investment Company Act of 1940 (the "1940 Act").

     The Adviser recognizes that, as a fiduciary to its clients,  it owes a duty to all of its Advisory  Clients to avoid conflicts of interest and act solely in the best  interests  of its Advisory  Clients.  Accordingly,  each  director and officer  (or other  person  occupying  a similar  status or  performing  similar functions), and employee of the Adviser and any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control
(each, a "supervised  person") is required to comply with all applicable federal securities laws.

     The Adviser will provide each supervised person with a copy of this Code of
Ethics and any amendments thereto. Each supervised person will provide a written acknowledgement  of  his/her  receipt  and  review of the Code of Ethics and any amendments  to the  Adviser's  Chief  Compliance  Officer.  Further,  all  other associated/affiliated  persons  of the Trust or  Distributor  that fall into the definition  of an Access  Person  will be  provided  with a copy of this Code of
Ethics and any  amendments  thereto.  Each such  person  will  provide a written acknowledgement  of  his/her  receipt  and  review of the Code of Ethics and any amendments to his/her company's Chief Compliance Officer.

1. Definitions. As used herein, the following terms have the indicated meanings:

     (a)  An "Access Person" is:

          (i)  any trustee, director, officer or Advisory Person of the Trust or the Adviser; and

          (ii) any  officer,  employee  or agent of the  Distributor  who in the ordinary  course of his/her  business  makes,  participates in or obtains information  regarding the purchase or sale of a security by the Trust or for the account of an Advisory  Client,  or whose functions  or  duties  as  part  of the  ordinary  course  of his business relate to the making of any recommendations with respect to such purchases or sales of securities.

     (b)  "Adviser"  shall mean  Oberweis  Asset  Management,  Inc., an Illinois corporation  that acts as the  investment  adviser and manager for the
          Trust and Advisory Clients.

     (c)  An "Advisory Person" is:

          (i)  Any  trustee,  director,  officer or employee of the Trust or the
               Adviser (or of any company in a control relationship to the Trust or Adviser) who in connection with his/her  regular  functions or
               duties,  makes,   participates  in,  has  access  to  or  obtains
               nonpublic  information  regarding  the  purchase  or  sale  of  a
               Security  by the Trust or to or for the  account  of an  Advisory
               Client,   or  whose  functions   relate  to  the  making  of  any
               recommendations  with respect to such purchases and sales, or who has access to such recommendations that are nonpublic, or who has access to nonpublic  information regarding the portfolio holdings of the Trust or other registered  investment  companies for which the Adviser serves as adviser or subadviser; and

          (ii) Any natural person in a control  relationship to the Trust or the
               Adviser who obtains information  concerning  recommendations made to the Trust or to or for the account of an Advisory  Client with regard to the purchase or sale of a Security.

     (d)  An  "Automatic  Investment  Plan"  means a  program  in which  regular periodic  purchases (or  withdrawals)  are made  automatically  in (or from) investment accounts in accordance with a predetermined  schedule and  allocation.  An  Automatic  Investment  Plan  includes a dividend reinvestment plan.

     (e)  A  Security  is "being  purchased  or sold" by the  Trust or  Advisory
          Client  from (i) the time  when  the  person  or  persons  having  the authority  to make  investment  decisions  for the Trust  decide(s) to purchase or sell a specified amount of the Security within a specified price  range  until  (ii) the  earlier  of the  time  when the sale or purchase has been  completed or the time when the price range is first exceeded.

     (f)  A  Security  is  "being  considered  for  purchase  or  sale"  when  a recommendation  to  purchase  or sell a  Security  has  been  made and
          communicated   and,   with   respect   to  the   person   making   the
          recommendation,  when such person  seriously  considers  making such a recommendation.

     (g)  The  "beneficial   ownership"  of  a  Security  shall  be  interpreted
          hereunder  in the same  manner as it would be under  Rule  16a-1(a)(2)
          under the  Securities  Exchange Act of 1934 in  determining  whether a person is a beneficial  owner of a Security for purposes of Section 16 of the Securities  Exchange Act of 1934 and the rules and  regulations thereunder.  Specifically,  a direct or indirect opportunity to profit or share in any  profit  derived  from a  transaction  in any class of security  coupled  with  either  the power to vote  conferred  by such security  or the power to dispose of (or  direct the  disposition  of)
          such security,  will confer beneficial ownership.  Such an opportunity may come  about  through  any  contract,  arrangement,  understanding,
          relationship  or  otherwise.   Thus,  a  person  is  regarded  as  the
          beneficial owner of securities held by members of his immediate family sharing  the same  household  (immediate  family  members  include any child, grandchild,  stepchild,  spouse, sibling,  parent,  stepparent,
          grandparent,      mother-in-law,       father-in-law,      son-in-law,
          daughter-in-law,    brother-in-law,    sister-in-law,   and   adoptive
          relationships).  Similarly, a general partner's proportionate interest in the portfolio  securities held by a general or limited partnership, a person's  right to dividends  that is separate or separable from the underlying  securities,  and a person's right to acquire or dispose of securities  through  the  exercise  or  conversion  of any  derivative security  (such as an option or a warrant),  whether or not  presently
          exercisable,   will  confer  beneficial  ownership,  and  transactions
          involving  them should be  reported.  Any other  indirect  interest in securities  including  performance-related  fees received for services rendered with regard to  securities as well as a person's  interest in securities  held by a trust may confer  beneficial  ownership and thus require the reporting of any transactions involving them.

     (h)  "Companies"  shall mean  collectively the Trust, the Adviser,  and the
          Distributor.

     (i)  "Control"  shall  have the same  meaning  as that set forth in Section
          2(a)(9) of the 1940 Act.

     (j)  An  "Independent  Trustee"  is any  trustee of the Trust who is not an
          "interested  person"  of the  Trust  within  the  meaning  of  Section
          2(a)(19) of the 1940 Act.

     (k)  "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of 1933,  the issuer of which,  immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (l)  "Investment Personnel" shall mean (i) any employee of the Trust or the
          Adviser (or of any company in a control  relationship  to the Trust or the Adviser)  who, in  connection  with his/her  regular  functions or duties, makes or participates in making recommendations  regarding the purchase  or sale of  securities  by or on  behalf  of the Trust or an
          Advisory Client, including any person such as an analyst or trader who directly  assists  in the  process  and (ii) any  natural  person  who controls  the  Trust  or  the  Adviser  and  who  obtains  information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust or an Advisory Client.

     (m)  "Limited  Offering" means an offering that is exempt from registration under the  Securities  Act of 1933 pursuant to Section 4(2) or Section
          4(6) or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

     (n)  "Person" means any trustee, director, shareholder, officer or employee of any of the Companies.

     (o)  The term  "purchase or sale of a Security"  includes,  inter alia, the writing of an option to purchase or sell a Security.

     (p)  The term  "Security" has the meaning set forth in Section  2(a)(36) of the 1940 Act and Section 202(a)(18) of the Investment  Advisers Act of
          1940,  except  that it does  not  include  direct  obligations  of the
          Government  of  the  United   States,   bankers'   acceptances,   bank
          certificates of deposit,  commercial  paper,  high quality  short-term
          debt  instruments   (including  repurchase   agreements),   shares  of
          unaffiliated   registered  open-end  investment   companies  including
          exchange-traded  funds (any fund for which the Adviser  does not serve as an investment  adviser or  subadviser),  shares of any money market fund, or shares of unit  investment  trusts  invested  exclusively  in unaffiliated open-end funds.

     (q)  A person will  "indirectly"  effect a transaction if, but only if, the person  knowingly  causes or influences  another  person to effect the transaction.

     (r)  The "Supervisory  Committee" shall consist of the person or persons so designated by the Board of Directors of the Adviser.

2.  Statement  of  General  Fiduciary  Principles:  While  the  Adviser  and the
Distributor  each  believe  that  individual  investment  activities  should  be encouraged,  their philosophy has always been to avoid conflicts of interest (or even the appearance of conflict)  between client  services,  investment  adviser transactions, and personal investments. This inevitably places some restrictions on the freedom in investment  activities of persons  associated with the Adviser or the Distributor. This Code of Ethics has been adopted to meet these concerns.

     The general fiduciary  principles governing this Code shall be that, (a) in any situation where the potential for conflict exists, transactions for Advisory
Clients  must take  precedence  over  personal  transactions,  (b) all  personal securities  transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or  potential  conflict of interest or any abuse of an  individual's  position  of trust  and  responsibility,  and (c) no person associated with the Adviser or Distributor shall take inappropriate advantage of his or her position.  Should any situation  arise not  specifically  governed by this Code, these general fiduciary principles shall govern the resolution of the matter.  Accordingly,  this Code shall be  interpreted  in  furtherance  of such general  fiduciary  principles and the general  policies of Section 17(j) of the
1940 Act and Rule 17j-1 thereunder.

     Compliance  with the Code of Ethics and all applicable  federal  securities laws is a condition of employment  with the Adviser or  Distributor  and willful violation of its provisions may be cause for  termination of employment.  Taking
into  consideration  all  relevant  circumstances,   management  of  the  entity
employing the  individual in question will  determine what action is appropriate for  any  breach  of  its  provisions,  subject  to  the  recommendation  of the
Supervisory  Committee as described  below. The decision of management will also govern questions of interpretation arising under this Code.

3. Exempted Transactions.

     (a)  The  prohibitions  and reporting  requirements  of Sections 4 and 5 of this Code do not apply to purchases  or sales  effected in any account over which the Access  Person has no direct or indirect  influence  or control.

     (b)  The prohibitions  and reporting  requirements of Section 4 and 5(a) of this  Code do not  apply to  purchases  that are part of an  Automatic
          Reinvestment Plan.

     (c)  The  prohibitions  of  Section  4 of  this  Code do not  apply  to the following:

          (i)  Purchases  or  sales of  Securities  that  are not  eligible  for purchase  or sale by the  Trust  or to or for the  account  of an
               Advisory  Client,  other  than  securities  purchased  or sold in
               Initial Public Offerings and Limited Offerings.

          (ii) Purchases  or sales  that are  non-volitional  on the part of the
               Access Person.

          (iii) Purchases effected on the exercise of rights issued by an issuer pro  rata to all  holders  of a class of its  securities,  to the extent such rights were acquired  from such issuer,  and sales of such rights so acquired.

          (iv) Specifically  with respect to Section 4(k),  the purchase or sale of shares of affiliated registered open-end investment companies.

4. Prohibitions.

     (a)  Except as  provided  in Section 3 of this Code,  no Access  Person may purchase  or sell,  directly or  indirectly,  a Security in which such
          Access  Person has,  or by reason of such  transaction  acquires,  any
          direct  or  beneficial  ownership,   if  the  Access  Person  knew  or
          reasonably should have known at the time of such purchase or sale that the Security  was being  purchased or sold by the Trust or an Advisory
          Client, or was being considered for such purchase or sale.

     (b)  No Access Person may disclose to any person any non-public information regarding  any  Security  being  purchased  or sold by the Trust or an
          Advisory  Client,  or being  considered for such purchase or sale, but this  prohibition  will  lapse  when  such  purchase  or sale has been completed. This prohibition does not apply to disclosures among Access
          Persons in connection  with their  performance of duties for the Trust or an Advisory Client.

     (c)  Any  Access  Person  who  specifically  recommends  to the Trust or an
          Advisory  Client the purchase or sale of a Security  must disclose any beneficial interest in the Security that is known to the Access Person and  that  the  Access  Person  has or  expects  to  acquire  within a reasonable period of time. This requirement does not apply to delivery to  the  Trust  of  recommendations  (such  as  brokers'  reports  and investment  letters)  that are addressed or available to parties other than the Trust or Advisory Clients.

     (d)  No person  covered by this Code of Ethics shall engage in any activity that involves  inside  information in violation of the Insider Trading and Securities Fraud Enforcement Act of 1988.

     (e)  No Access  Person,  other  than an  Independent  Trustee,  may seek or accept gifts, favors, preferential treatment or valuable consideration of  more  than a de  minimis  nature  from a  broker-dealer  or  other companies  or persons  that do business  with or have  proposed  doing business with the Trust or any company in a control  relationship with the Trust.  For purposes of this  subsection,  a de minimis gift shall include  an  occasional  meal,  a ticket  to a  sporting  event or the theater,  or comparable  entertainment,  or an unconditional gift of a typical item of reminder or other gifts amounting in value to not more than $100 per person per year.

     (f)  No Access  Person,  other than an Independent  Trustee,  may purchase, directly or indirectly,  any Security in an Initial Public Offering of that Security.

     (g)  No Access  Person,  other than an Independent  Trustee,  may purchase, directly or indirectly, any equity security of an issuer with a market
          capitalization  of  less  than  $5  billion.   For  purposes  of  this
          subsection,   an  issuer  shall  not  include  an  investment  company
          registered under the 1940 Act.

     (h)  No Access  Person,  other than an Independent  Trustee,  may purchase, directly or  indirectly,  any  Security in a Limited  Offering of that
          Security  without  the  express  prior  approval  of  the  Supervisory
          Committee.  Any  Access  Person who has been  authorized  to acquire a
          Security  in a  Limited  Offering  pursuant  to this  subsection  must disclose  that  investment if the Access  Person  participates  in any subsequent  consideration  by the Trust of an investment in the issuer of that Security. The Trust's investment decision with respect to such a Security must be independently reviewed by Investment Personnel with no personal interest in the issuer of the Security.

     (i)  Except as provided in Section 3 of this Code, no Access Person,  other than an Independent Trustee, may execute a Securities transaction on a day during which the Trust or an Advisory  Client has a pending  "buy"
          or "sell" order in that same Security  until that order is executed or withdrawn.  In addition,  Investment  Personnel  may not buy or sell a
          Security within seven calendar days prior to, or within seven calendar days after,  the Trust or an Advisory  Client trades in that Security;
          provided, however, the Investment Personnel may sell a Security within seven  calendar  days after the Trust or  Advisory  Client  executed a sales  transaction  in that same  Security  if the Trust and  Advisory
          Client  no  longer  have a  position  in that  Security.  Any  profits realized by an Access Person or Investment  Personnel in contravention of this subsection must be disgorged.

     (j)  No Access Person,  other than an Independent Trustee, may serve on the board of directors of any publicly  traded  company  without the prior approval of the Supervisory Committee.

     (k)  No Access  Person,  other than an Independent  Trustee,  may acquire a
          Security without first obtaining  "preclearance"  from the Supervisory
          Committee.  The Supervisory  Committee will grant "preclearance" if it appears to the  Committee  that the  investment  would not violate any
          provision  of  this  Code  and  would  not  create  any   unacceptable
          conflicts. Such "preclearance" shall be valid for 2 calendar days from the date that it is granted.

5. Reporting.

     (a)  Except as provided in Section 3 of this Code, each Access Person other than an  Independent  Trustee must report to the entity of which he or she is an Access Person the  information  described in Section 5(c) of this Code with respect to any transaction of which the Person is aware in any  Security in which the Access  Person has, or by reason of such transaction acquires, any beneficial ownership.

     (b)  Except as provided in Section 3 of this Code, each Independent Trustee must report to the Supervisory  Committee the information described in
          Section 5(c) of this Code with respect to any transaction of which the
          Independent  Trustee is aware in a Security  in which the  Independent
          Trustee has, or by reason of such transaction acquires, any beneficial ownership if such  Independent  Trustee at the time of the transaction knew,  or  in  the  ordinary  course  of  fulfilling  the  Independent
          Trustee's official duties as a trustee of the Trust should have known, that, during the 15-day period immediately preceding or after the date of the  transaction,  the Security was purchased or sold by the Trust, or was being considered for such purchase or sale.

     (c)  Every  transaction  report required under Section 5(a) or 5(b) must be made no later  than 20 days after the end of the  calendar  quarter in which the  transaction  with  respect to which the  report  relates is effected or becomes known to the  reporting  Access  Person,  and must
          contain  the   following   information   with   respect  to  all  such
          transactions during the quarter:

          (i)  The date of the transaction,  the title and type of security, the interest  rate and maturity date (if  applicable),  the number of shares, and the principal amount of each Security  involved,  and as applicable, the exchange ticker symbol or CUSIP number;

          (ii) The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;

          (iv) The  name of the  broker,  dealer,  bank or other  party  with or through whom the transaction was effected;

          (v)  With respect to any new account  established by the Access Person during the quarter in which any Security is held, the name of the broker,  dealer or bank with whom the account was established and the date the account was established; and

          (vi) The date that the report is submitted.

     (d)  In the event that no transactions were effected by an Access Person in a calendar  quarter,  the  Access  Person,  other than an  Independent
          Trustee,  must file a report,  no later  than 20 days after the end of such calendar  quarter,  stating that no  transactions  subject to the reporting requirements were effected during the calendar quarter.

     (e)  An Access Person or Independent  Trustee who would be required to file a report  under  Section 5(a) or (b),  respectively,  but for the fact that the transaction was effected for an account over which the person has no "direct or indirect influence", must certify in writing that he or she does not have "any  direct or  indirect  influence  or control"
          over the account in question. Such written certification must be given to the  Supervisory  Committee  no later than 20 days after the end of the calendar  quarter in which the  transaction  with respect to which the  certification  relates  is  effected  or  becomes  known  to  the certifying Access Person or Independent Trustee.

     (f)  If a monthly  brokerage  statement or a confirmation for the reporting
          Access Person's  transaction  includes the required information and is received within the required time period,  the form of report required in Sections 5(a) and 5(d) may be a copy of the brokerage  statement or confirmation involved.

     (g)  Any report  required by Section 5 of this Code may contain a statement that the report will not be  construed  as an  admission by the Access
          Person  making  the report  that the  Access  Person has any direct or indirect  beneficial  ownership  interest in the Security to which the report relates.

     (h)  Each Access  Person,  other than an Independent  Trustee,  will at the time of his/her  employment (or upon becoming an Access Person) and at least annually provide in writing to the Supervisory Committee,  or to such other person or persons as the Committee may  designate,  his/her personal  securities  holdings  and a report with  respect to accounts that the Access  Person  (and the  Access  Person's  immediate  family members sharing the same household) may maintain with any broker,  the name in  which  the  account  is  maintained,  and the  number  of the account.  Each such holdings report shall be made within 10 days after the commencement of employment (or becoming an Access Person).  Annual
          Reports shall be made during the fourth quarter of each calendar year.
          The  information  contained in the report must  include the  following information  and be current as of a date within 45 days of the date of submission.

          (i)  The title and type of securities, and as applicable, the exchange ticker  symbol or CUSIP number,  number of shares,  and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

          (ii) The name of any  broker,  dealer,  or bank or other  person  with which  the  Access  Person  maintains  an  account  in which  any securities  are held for the Access  Person's  direct or indirect benefit; and

          (iii) The date that the report is submitted.

     (i)  The Companies  shall  identify all Access Persons who are under a duty to make reports to such entities  pursuant to this Section 5 and shall inform such persons of such duty.

     (j)  If no  accounts  are  maintained  by an Access  Person  or the  Access
          Person's  immediate  family members,  the Access Person will so advise the Supervisory  Committee in writing.  The  non-existence of any such account will not raise a presumption  that the Access Person is acting in a manner detrimental to the Fund or an Advisory Client.

     (k)  The  Supervisory  Committee or its designee shall be  responsible  for implementing  compliance procedures to review reports made pursuant to this Section.

     (l)  All Access  Persons,  other than  Independent  Trustees,  shall  place through Oberweis  Securities,  Inc., as broker-dealer  affiliated with the Trust, every Securities transaction in which they, their immediate family members, and trusts of which they are trustees or in which they have a beneficial interest  participate except that each Access Person that is an employee of Oberweis Securities, Inc. and/or Oberweis Asset
          Management,  Inc.  may  maintain a SIMPLE IRA  brokerage  account with
          Fidelity Brokerage Services and effect Securities transactions through such account.

     (m)  All Access  Persons,  other than  Independent  Trustees,  must  direct
          Oberweis Securities,  Inc. and Fidelity Brokerage Services,  to supply to the Supervisory  Committee  duplicate  copies of monthly  brokerage statements.

6. Trustee Approval and Reports:

     (a)  The  Companies  will prepare an annual report to the Board of Trustees of the Trust that summarizes existing  procedures  concerning personal investing and any additional procedures related thereto adopted during the year; describes any material issues arising under the Code or such procedures  since the last  report,  including  but not limited to any material  violations of the Code or such  procedures and any sanctions imposed in response thereto;  identifies material conflicts that arose during the year; and identifies  any  recommended  changes in existing restrictions or procedures based upon the Companies'  experience under the Code of Ethics,  evolving industry  practices,  or developments in
          applicable  laws  or  regulations.   Such  report  shall  include  any
          certifications required by Rule 17j-1.

     (b)  The  Companies  shall submit this Code to the Board of Trustees of the
          Trust for approval within the time frames required by Rule 17j-1.  Any material  changes to this Code shall be submitted to such Board within six months of such change.

     (c)  All reports  required to be made  hereunder  shall be delivered to and preserved by the Companies in accordance with this Code and applicable regulations  for the  benefit of the  entity for which such  report is made.

     (d)  All  information  contained in the reports filed pursuant to this Code shall be deemed  confidential and shall not be disclosed to any person except (i) the  reporting  person,  (ii) the  Securities  and Exchange
          Commission or any representative  thereof, (iii) as required by law or legal  process,  or (iv)  except as may be required by this Code or as may be necessary or advisable to administer and enforce the provisions of this Code.

7.  Recordkeeping:  The Companies  shall  maintain the following  records in the manner specified:

     (a)  A copy of this Code and any amendment  thereof which is or at any time within the past five years has been in effect shall be preserved in an easily accessible place;

     (b)  A record of any violation of this Code, or any amendment thereof,  and of any action taken as a result of such violation,  shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     (c)  A copy of each report made by an Access  Person  pursuant to this Code shall be preserved by the entity  receiving the report for a period of not less than five years  from the end of the fiscal  year in which it is made, the first two years in an easily accessible place;

     (d)  A list of all  persons  who are,  or within  the past five  years have been,  required  to make  reports  pursuant  to  this  Code  shall  be maintained in an easily accessible place;

     (e)  A list of the names of all  persons  who are,  or within the past five years, have been, responsible for reviewing the reports filed pursuant to Section 5 of this Code shall be maintained in an easily  accessible place;

     (f)  A record of any approvals granted pursuant to Sections 4(h) or 4(k) or
          Section  9(c) shall be  preserved  for a period of five years from the end of the fiscal year in which such approval is given; and

     (g)  A copy of each report made  pursuant to Section 6 of this Code must be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

The Adviser shall maintain and preserve the aforementioned  records in a central location for the benefit of all Companies.

8.  Sanctions:  Upon  discovery of a violation of this Code,  the  Companies may impose such sanctions as they deem appropriate including,  without limitation, a letter of censure,  suspension or termination of employment.  Additionally,  all violations of this Code which  involve the portfolio  securities of the Trust or material  violations  of this Code which involve an officer of the Trust and the sanctions  imposed  by the  Adviser  or by the  Distributor,  if any,  shall  be reported to the Board of Trustees of the Trust.

     The Board of Trustees of the Trust,  the Board of  Directors of the Adviser
or the Board of Directors of the Distributor,  as the case may be, may in its or their  discretion  delegate  to the  Supervisory  Committee  some  or all of the responsibility for investigating and reviewing possible  violations of this Code and determining appropriate sanctions therefore.

9. Miscellaneous.

     (a)  No  knowledge  or   information   regarding   the  Trust's   portfolio
          transactions  will be  imputed  to a trustee by reason of a meeting of the Board of Trustees if the trustee did not attend the portion of the meeting at which the information was discussed.

     (b)  No report is required under Section 5 of this Code if the  information therein would duplicate information required to be recorded under Rule
          204-2(a)(13) under the Investment  Advisers Act of 1940; provided that such information shall be provided to the Supervisory Committee.

     (c)  Securities,   and   transactions   in  Securities,   may  be  exempted
          (individually  or by class)  from  Section  4(a) hereof upon a finding that  the  purchase  or sale  involved  is only  remotely  potentially harmful to the Trust and Advisory Clients,  e.g., because the purchase or sale  would be very  unlikely  to  affect  a  highly  institutional market. In addition, the sale of a Security by an Access Person may be
          exempted   from   Section  4(a)  hereof  upon  a  finding  of  unusual
          circumstances,  e.g., a personal financial emergency. In each case, an exception may be granted only if it is determined that the transaction would be consistent with the individual's fiduciary obligations to the
          Trust and Advisory  Clients.  Any application for an exemption to make such a transaction shall be made to the Supervisory  Committee,  which application may be approved or denied. Prior to granting approval, the
          Supervisory   Committee  must  also  obtain  the   concurrence  of  an
          Independent  Trustee,  or  if no  Independent  Trustee  is  available, concurrence by counsel to the Trust.  Any exceptions  will be reported to the Board of  Trustees  at the  meeting  of the  Board  immediately following the approval of the exception.

     (d)  The fact that a Security  has been the subject of a formal or informal research  report  shall  not,  in and of  itself,  indicate  that  the
          Security is under  consideration  for  purchase or sale.  For purposes hereof,  it shall not be  considered  that any Access  Person  knew or should  have  known,  that a  Security  was  under  consideration  for purchase  or sale or that  the  Security  had been  purchased  or sold solely on the basis of receipt of a research report thereon.

     (e)  No  Security  purchase  or  sale  by an  Access  Person  will  prevent
          Investment  Personnel from  purchasing or selling the Security for the
          Trust and Advisory Clients.

     (f)  All  Access  Persons  must  certify  annually  that they have read and understand this Code and recognize that they are subject thereto.  The certification  should also state that the Access  Person has  complied with the requirements of the Code and that all reports and disclosures required under this Code have been made.

10. Form ADV.

     The Adviser  shall  describe  this Code in Part II of its Form ADV and will furnish Advisory Clients with a copy of this Code upon request.

11. Reporting of Violations.

     Any Person who becomes aware of a violation of the Code of Ethics,  whether it be his or her violation, or that of another Person, must promptly report such violation to his/her respective  companies' Chief Compliance Officer for further reporting to the  Supervisory  Committee.  The Chief  Compliance  Officer  shall document each violation and any action taken as a result of such violation.

                                    * * * * *

     The  undersigned  acknowledges  receipt of a copy of the Code of Ethics and agrees to comply therewith.

 Date:                          Signature:

Adopted by the Trust on January 10, 2005,  revised on November 1, 2005,  January
24, 2006, February 14, 2007 and August 23, 2007

Adopted by the Adviser on January 10, 2005, revised on November 1, 2005, January
24, 2006, February 14, 2007 and August 23, 2007

Adopted by the  Distributor  on January 10,  2005,  revised on November 1, 2005,
January 24, 2006, February 14, 2007 and August 23, 2007

                         Certification of Code of Ethics

     The  Oberweis  Funds,   Oberweis  Asset  Management,   Inc.,  and  Oberweis
Securities, Inc., each certifies that (i) the Code of Ethics contains provisions reasonably  necessary to prevent its access persons from engaging in the conduct prohibited by Rule 17j-1(b) of the  Investment  Company Act of 1940; and (ii) it
has adopted procedures  reasonably  necessary to prevent its access persons from violating the provisions of the Code of Ethics.

                                        THE OBERWEIS FUNDS

 Date:                                  By: Patrick B. Joyce
                                        Title: Executive Vice President
                                        OBERWEIS ASSET MANAGEMENT, INC.

 Date:                                  By: James W. Oberweis
                                        Title: President
                                        OBERWEIS SECURITIES, INC.

 Date:                                  By: James W. Oberweis
                                        Title: President